Exhibit 10.3

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this 25th day of May, 2011, by and among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company (“WFCF”), in its capacity as administrative agent and collateral agent for the U.S. Lender Group and the U.S. Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “U.S. Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as May 25, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Seitel, Inc., a Delaware corporation (“Parent” together with any other Domestic Subsidiaries of Parent designated as a “U.S. Borrower” under the Credit Agreement, each individually a “U.S. Borrower” and collectively, the “U.S. Borrowers”), Olympic Seismic Ltd., a corporation incorporated under the laws of the Province of Alberta (“Olympic” and, together with any other Canadian Subsidiaries of Parent designated as a “Canadian Borrower” under the Credit Agreement, each individually a “Canadian Borrower” and collectively, the “Canadian Borrowers”), the Lenders party thereto, U.S. Agent and Wells Fargo Capital Finance Corporation Canada, a corporation incorporated under the laws of the Province of Ontario, as administrative agent and collateral agent for the Canadian Lenders (in such capacity, together with its permitted successors and assigns, if any, in such capacity, “Canadian Agent”), the U.S. Lender Group has agreed to make certain financial accommodations available to U.S. Borrowers from time to time pursuant to the terms and conditions thereof; and

WHEREAS, the members of the U.S. Lender Group are willing to make the financial accommodations to U.S. Borrowers as provided for in the Credit Agreement, but only upon the condition, among others, that Grantors shall have executed and delivered to U.S. Agent, for the benefit of the U.S. Lender Group and the U.S. Bank Product Providers, that certain Security Agreement, dated as of May 25, 2011 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to U.S. Agent, for the benefit of the U.S. Lender Group and the U.S. Bank Product Providers, this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1. DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Credit Agreement.

2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby unconditionally grants to U.S. Agent, for the benefit each member of the U.S. Lender Group and each of the U.S. Bank Product Providers, to secure the Secured Obligations, a continuing security interest (referred to in this Trademark Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Trademark Collateral”):

(a) all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I;

(b) all goodwill of the business connected with the use of, and symbolized by, the Trademark Collateral; and

(c) all products and proceeds (as that term is defined in the Code) of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark Collateral, including right to receive any damages, (ii) injury to the goodwill associated with any Trademark Collateral, or (iii) right to receive license fees, royalties, and other compensation under any Trademark Intellectual Property License.

3. SECURITY FOR SECURED OBLIGATIONS. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to U.S. Agent, the U.S. Lender Group, the U.S. Bank Product Providers or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. SECURITY AGREEMENT. The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interests granted to U.S. Agent, for the benefit of the U.S. Lender Group and the U.S. Bank Product Providers, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of U.S. Agent with respect to the Security Interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Trademark Security Agreement and the Security Agreement, the Security Agreement shall control.

5. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Grantors shall give notice in writing to U.S. Agent with respect to any such new trademarks or renewal or extension of any trademark registration as required by the Security Agreement. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize U.S. Agent unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of each Grantor. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from U.S. Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Trademark Security Agreement. Delivery of an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Trademark Security Agreement. Any party delivering an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Trademark Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Trademark Security Agreement.

7. CONSTRUCTION. This Copyright Security Agreement is a Loan Document. Unless the context of this Trademark Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Trademark Security Agreement refer to this Trademark Security Agreement as a whole and not to any particular provision of this Trademark Security Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Trademark Security Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash or immediately available funds (or, (a) in the case of contingent reimbursement obligations with respect to U.S. Letters of Credit, providing Letter of Credit Collateralization, and (b) in the case of obligations with respect to Bank Products extended by a U.S. Bank Product Provider (other than Hedge Obligations), providing Bank Product Collateralization if requested by a U.S. Bank Product Provider) of all of the Secured Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Secured Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Secured Obligations, (ii) any U.S. Bank Product Obligations (other than Hedge Obligations) for which Bank Product Collateralization has not been requested, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

8. THE VALIDITY OF THIS TRADEMARK SECURITY AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS TRADEMARK SECURITY AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT U.S. AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE U.S. AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. U.S. AGENT AND EACH GRANTOR WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9.

10. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, U.S. AGENT AND EACH GRANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. U.S. AGENT AND EACH GRANTOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS TRADEMARK SECURITY AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	SEITEL, INC.

	By:	/s/ Marcia H. Kendrick
		Name:	Marcia H. Kendrick
		Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

U.S. AGENT:	ACCEPTED AND ACKNOWLEDGED BY:

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company

	By:	/s/ Samantha Alexander
		Name:	Samantha Alexander
		Title:	Director

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications

Grantor	Country	Mark	Application/ Registration No.	App/Reg Date
Seitel, Inc.	U.S.	S design	2,676,757	Registered 1/21/03

Seitel, Inc.	U.S.	SEITEL	2,760,851	Registered 9/9/03

Seitel, Inc.	U.S.	SEITEL S and design	2,676,756	Registered 1/21/03

Seitel, Inc.	U.S.	SEITEL and S design with Tagline - THE Onshore Seismic Data Company	85/240,458	Filed 2/11/11

Seitel, Inc.	U.S.	Tagline Only – THE Onshore Seismic Data Company	85/240,462	Filed 2/11/11

Trade Names

None.

Common Law Trademarks

None.

Trademarks Not Currently In Use

None.

Trademark Licenses

None.